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MASTER SERVICES AGREEMENT - DEVELOPMENT AND CLINICAL MANUFACTURING
PROJECTS
This Master Services Agreement is executed on this 18 November 2024 (the “Effective Date”), by and between:
SHATTUCK LABS, INC., a company incorporated under the laws of the State of Delaware and having an office at 500 W. 5th Street, Suite 1200, Austin, Texas 78701, USA (hereinafter referred to as the “Client/Shattuck”, which expression, unless repugnant to the context or meaning thereof, be deemed to mean and include its successors and permitted assigns) of the First Part.
AND
KEMWELL BIOPHARMA PRIVATE LIMITED, a company incorporated under the provisions of the Companies Act, 2013 and having its registered office at Kemwell House, No. 11, Tumkur Road, Bangalore, 560 022 (hereinafter referred to as “Kemwell”, which expression shall, unless repugnant to the context or meaning thereof, be deemed to include its successors and permitted assigns) of the Other Part.
“Party” or “Parties” shall mean the Client or Kemwell, individually or collectively, as the context so requires.
WHEREAS:
A.The Client is engaged in the business of biopharmaceutical research and development focused on the development of pioneering novel bi-functional fusion proteins;
B.Kemwell is a contract manufacturer and engaged in the business of providing biopharmaceutical development and manufacturing services; and
C.The Client desires Kemwell to perform Services (defined below) in accordance with the terms of this Agreement, and Kemwell has agreed to perform such Services for the Client on the terms and conditions set out in this Agreement.
Now, therefore, in consideration of the above statements, which form part of this Agreement, and other good and valuable consideration, the sufficiency and receipt of which are hereby acknowledged, the Parties hereto agree as follows:
1.DEFINITIONS AND INTERPRETATION
1.1.Definitions
The capitalised terms used in this Agreement shall bear the meaning given herein below. Any capitalised terms used and not defined herein shall have the meaning ascribed to it in the Quality Agreement, as the case may be.

“Affiliate”	Any company, partnership or other entity which directly or indirectly through one or more intermediaries owns or controls or is owned or controlled by a Party or is under common control with a Party. For the purpose of this definition, control means the direct or indirect beneficial ownership of more than 50% of the voting share capital in such company, partnership or entity (by an agreement or by any other means) or the power to directly or indirectly control or cause the direction of the general management and policies of such company, partnership or entity or the power to directly or indirectly elect or appoint more than 50% of the members of such company, partnership or entity;
“Agreement”	This Master Services Agreement including all recitals, annexures, schedules or Exhibits that may be annexed to this Agreement and any amendments or supplements to the foregoing made in accordance with this Agreement, from time to time;

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“Applicable Law”	Any law, rule, regulation, statute, ordinance, order, treaty, judgment, notification, decree, injunction, writ, by-law, Government approval, directive, guideline, requirement, notices, instructions, decisions, awards and regulations or other governmental restriction, of any Authority having jurisdiction over the relevant Party’s activities under this Agreement as such are in effect as of the date hereof or as may be amended, modified, enacted or revoked from time to time hereafter;
“Authorisation”	Any consent, authorisation, permission, grant, no objection certificate, registrations, waivers, approval, resolution, registration, filing, agreement, notarisation, ratification, privileges, acknowledgements, certificate, license, approval, permit, authorisation or exemption from, by or with any Authority, whether given by express action or deemed given by failure to act within any specified time period and all corporate, creditors’ and shareholders’ approvals or consents;
“Authority”	Any national, supranational, regional, state or local government or governmental, administrative, fiscal, judicial, quasi-judicial or government-owned body, department, commission, authority, court, board, tribunal, agency or entity;
“Batch”	Shall refer to a specific quantity of a Drug Substance or Drug Product, as the case may be, that is intended to have uniform character and quality, within specified limits, and is produced according to standard manufacturing process during the same cycle of manufacture;
“Drug Product Batch/DP Batch”	One continuous Batch consisting of the fill and finish of a Drug Substance Batch(es);
“Drug Substance Batch/DS Batch”	One bioreactor run using the Cell Line at a specified bioreactor scale, and such purification, analytical and further processing steps applicable to the Drug Substance, harvested from that run as are described in the relevant SOW;
“Business Day”	Any day which is not (i) a Saturday, (ii) a Sunday, (iii) a day during which scheduled commercial banks are generally closed for business in Mumbai and Bengaluru, India, or the place where an act is to be performed, notice is to be received or a payment is to be made, or (iv) a day on which federally insured depository institutions in New York are authorized or obligated by law, regulation, governmental decree or executive order to be closed;
“Cell Line”	In respect of a given Drug Product, the cell line described in the relevant SOW, provided to Kemwell by the Client or a third party on behalf of the Client, for performing the Services and any modified strains of the Cell Line constructed in accordance with the Services and any progeny clone of the foregoing Cell Line(s);
“Process Development”
The method for manufacture, harvesting and purification of the Product comprising of Upstream Process and Downstream Process as described herein;
“Upstream Process” shall mean the entire process from early cell isolation and cultivation, to cell banking and culture expansion of the cells until final harvest (termination of the culture and collection of the live cell batch);
“Downstream Process” shall mean the bioprocess where the cell mass from the Upstream Process are processed to meet purity and quality requirements. Downstream Processing includes cell disruption, a purification section, a polishing section, analysis of final product, formulation and storage;

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“Certificate of Analysis”	Certificate of analysis form issued by Kemwell and confirming that the Product belonging to each Batch to which the certificate relates, meets the applicable Specifications (including the results of analysis and testing of such Product), cGMP (in the case of cGMP Batches), Applicable Laws and such other criteria as identified on the certificate, in a form agreed to by the Client;
“Certificate of Compliance”	A document produced by the quality unit at the time of Product dispatch certifying that the Product meets the required standards in accordance with established regulations and GMP norms;
“cGMP”	Current good manufacturing practices required under applicable regulations and by the following regulatory authorities: FDA (including 21 CFR 210 and 211) (United States), EMA (including ICH Q7) (United Kingdom), Medical and Healthcare Products Regulatory Agency (and any successor thereof) (United Kingdom), Central Drugs Standard Control Organisation (and any successor thereof) (Indian), and any other regulatory agency specifically included in the SOW for a Product, in effect at the time in question for the manufacture and testing of pharmaceutical materials;
“cGMP Batch”	A batch of Products (either cGMP DP Batch or cGMP DS Batch, as the case may be) manufactured after the completion of the manufacturing of all non-cGMP Batches and validation of the Specifications and manufacturing process thereby, and which batch of Products has been designated as such in the SOW or agreed between the Parties as being a cGMP Batch;
“Commercial Batches”	A Batch of bulk Product units, which are manufactured together in one process under the Supply Agreement for Commercialisation purposes;
“Commercialisation”	All activities related to importing, storing, transporting, distributing, marketing, commercialising, promoting and selling the Product all across the world;
“Client Materials”	The Cell Line, cell banks, vectors, plasmids, reagents, consumables, specified equipment as provided by the Client to Kemwell as a right to use for the purpose of performing the Services under this Agreement, manuals, or instructions and all other materials which, as of the Effective Date and thereafter, are owned, developed, licensed or controlled by or on behalf of the Client relating to the development, formulation, manufacture, processing, packaging, analysis or testing of the Product;
“Confidential Information”	A Party’s technology, formulations, processes, data, know-how, technical information and other information which is either marked as `confidential’/’private’ or which by its very nature is deemed to be confidential, proprietary and/or not generally available to the public whether written or oral, technical or non-technical, including, without limitation, financial statements, reports, pricing, trade secrets, secret processes, formulas, manufacturing information, specified equipment, unannounced products and services, present and future product plans, volume estimates, product enhancement information, marketing plans, sales strategies, market testing information, development plans, specifications, customer requirements, designs, plans, apparatus, data or other technical information;
“Deliverables”	The data, results and materials generated from the performance of the Services including the Product;

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“Drug Product”	The drug product as defined in each SOW executed pursuant to this Agreement
“Drug Substance”	The active pharmaceutical ingredient used in the applicable Drug Product
“EMA”	European Medicines Agency, or any successor entity thereto;
“Exhibit”	One or more of the Exhibits to this Agreement;
“FDA”	United States Food and Drug Administration, or any successor entity thereto.
“Improvements”	Any and all results, discoveries, improvements and/or inventions (whether or not patentable) made, developed or conceived by or on behalf of a Party;
“Intellectual Property”
All intellectual property, including (without limitation) (a) all inventions and discoveries, whether patentable or not, patents and patent applications, patent disclosures, utility models, utility model applications, petty patents, statutory invention registrations, certificates of invention, designs, industrial designs, concepts, creations, design registrations and applications (including all reissues, renewals, divisions, provisionals, non-provisionals, continuations, continuations-in-part, extensions, supplementary protection certificates, restorations and reexaminations thereof for any of the foregoing), registered or applied for, all improvements to the inventions disclosed in each such registration, patent or patent application and all other indicia of invention ownership by any Authority; (b) patents, trademarks, service marks, trade dress, rights of publicity, registered designs, trade names, corporate/business names, assumed names, symbols, brand names, fictitious names and product names, domain names, symbols and logos or other identifying marks, whether or not registered (and including any registrations and applications to register the foregoing) and all goodwill associated therewith; (c) copyrights (whether or not registered) and registrations and applications for registration thereof, including all derivative works, moral rights, copyrightable subject matter, original works of authorship, algorithms, design rights, and design right registrations and any and all renewals, extensions, reversions or restorations associated with such copyrights and any of the foregoing, now or hereafter provided by law, regardless of the medium of fixation or means of expression; (d) technical information and computer program codes, computer software, (including source code, object code, interpreted code, firmware, middleware, operating systems and specifications), data processing, communications, inventory management, website content, programs, program interfaces, other computer systems, manuals and design documentation relating to recipes, ingredients, inventions, tools, discoveries and trade secrets and all documentation relating to the foregoing; (e) Confidential Information, know-how (including manufacturing and production processes and techniques and research and development information), formulae, methods, processes, techniques, plans, data, flowcharts, drawings, recipes, ingredients, specifications, clinical data, characteristics, designs, inventions, test results, scientific or other notes or entries, discoveries, samples, pharmacology, methodologies, improvements, experience, and software products (including any obligations and source and object code related to such a product); (f) licenses or similar user rights in respect of any such rights and interests; (g) all proprietary information. “Intellectual Property Rights” means any and all rights and interests (including common law rights and interests) in, arising out of, or associated with any of the Intellectual Property in any jurisdiction throughout the world;

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“Manufacturing Documentation”	With respect to a given Product, includes without limitation the data acquired and generated, documents and records describing or otherwise related to the manufacturing process including without limitation documents and records consisting of or containing process descriptions, requirements and specifications; Client Materials and Specifications, analytical methods, process trend and variability data; validation protocols and reports; Process Development reports; Batch records; Batch related documents and SOPs including without limitation SOPs for the raw material handling, manufacturing operations, equipment operation, in-process, final Product and stability quality control testing, quality assurance, validation, storage and shipping;
“non-cGMP Batch”	Any Batch of Products intended for non-clinical use and shall mean and include: (i) the development Batch, (ii) engineering Batch, (iii) toxicology Batch (manufactured as per cGLP) and other Batches as detailed in the applicable SOW.
“Objective”	The desired outcome of the Services as described in this Agreement and the Exhibit or SOW;
“Price”	The price for the Services (or any part or Stage of the Services as context requires) as defined in the applicable SOW and itemised on a Stage by Stage basis;
“Product Capital Expenditure”	All expenditure incurred or reimbursed (as applicable) by the Client solely towards upgradation, modifications on the Facility in order to meet the Client’s Product manufacturing requirements as detailed in this Agreement. For avoidance of ambiguity, Product Capital Expenditure shall not include any Facility Capital Expenditure i.e. costs incurred by Kemwell related to in order to set-up maintain, upkeep or upgrade the Facility (including but not limited to equipment, infrastructure or quality compliances, QC laboratories thereof) valid, complaint and operational as per Applicable Laws, quality compliances including but not limited to cGMP certifications, industry standards or pursuant to this Agreement;
“Product”	The Drug Substance or the Drug Product, as the case may be, derived from a Batch;
“Quality Agreement”	The quality agreement setting out the Parties’ responsibilities for quality assurance under Applicable Laws, which shall be in alignment with cGMP requirements per the FDA. The Parties shall endeavour [***] to execute the Quality Agreement within [***] of execution of this Agreement;
“Reference Product” or “RP”	The single biological product, as described in the relevant SOW, against which a proposed biosimilar Product is compared;
“Schedule”	The proposed schedule for the performance of the Services as set out in the SOW;
“Services”	Any or all parts of the services to be conducted by Kemwell as fully described in the relevant SOWs;
“Specification”	The specification of the Product as defined in the SOW or Quality Agreement or as otherwise agreed between the Parties;
“Stage”	A particular activity or series of conjoined activities that constitute a main step in the Services and which is more clearly identified in the SOW by the breakdown of the Services into numbered stages;

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“Timeline”	The estimated timeline for the performance of the Services as set out in the SOW;
“Vendor”	A third-party vendor whom Kemwell appoints to provide the Services subject to prior written approval of the Client.
1.2.Where the context requires words “persons” or “entities” shall include individuals, partnerships, firms, companies, voluntary associations, joint ventures, trusts, corporations and organisations holding legal recognition.
1.3.A reference in this Agreement to any recitals, section, paragraph, annexure, exhibit or attachment is, except where it is expressly stated to the contrary, a reference to a recital, section, paragraph, annexure, exhibit or attachment of this Agreement.
1.4.Headings contained in this Agreement are for convenience of reference only, will not be deemed a part hereof or thereof, and shall not be taken into consideration in the interpretation or construction of the Agreement.
1.5.Each reference to this Agreement or to any other document, contract or agreement shall include a reference to this Agreement or such document, contract, or agreement as amended, varied, supplemented, substituted, assigned or novated from time to time.
1.6.References to any Applicable Law shall be such Applicable Laws for the time being in force and shall be construed as including any statute or statutory provision which is amended, enacted, re-enacted, consolidated, replaced or supplemented.
1.7.The words denoting singular shall include the plural and vice versa. Words denoting any gender shall include all genders unless the context otherwise requires.
1.8.The terms “include” and “including” shall be construed to mean, “include without limitation”.
1.9.a time period for a payment to be made or an act to be done shall be calculated by excluding the day on which that period commences and including the day on which that period ends. If the last day of such period is not a Business Day, the due day for the relevant payment to be made or the act to be done shall be the next Business Day.
1.10.Whenever any payment or action under this Agreement is required to be made or taken on a day other than a Business Day, such payment shall be made, or such action shall be taken the following Business Day.
1.11.any reference to this Agreement includes the recitals, Exhibits and Annexures to it each of which forms an integral part of this Agreement for all purposes.
1.12.the terms “hereof”, “herein”, “hereto”, “hereunder” or similar expressions used in this Agreement mean and refer to this Agreement and not to any particular clause of this Agreement.
1.13.a reference to writing includes a facsimile or electronic transmission and any means of reproducing or representing words in a tangible and permanently visible form.
2.SERVICES TO BE PERFORMED
Scope. During the Term (or, if shorter, the period set forth in the applicable SOW for one or more Services), on the terms and conditions of this Agreement, Kemwell shall perform the Services with respect to each project, as detailed in the statement of work, each such statement of work to be executed substantially in the form set out in Exhibit I (“SOW”) and in the Quality Agreement. All project plans, protocols, reports and other approved documentation will be shared by Kemwell to the Client to be approved by the Client. Each SOW will automatically incorporate the terms and conditions of this Agreement and this Agreement together with each SOW (including any attachments or schedules thereto), but separate and apart from any other SOW and the Quality Agreement, shall constitute the entire

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agreement between the Parties for the performance of any Services defined in the applicable SOW. Each SOW shall be binding on the Parties only if signed by an authorised representative of the Client and Kemwell. The Services shall be performed in accordance with Applicable Laws, in compliance with the Quality Agreement and in the manner contemplated in this Agreement. Kemwell shall maintain the premises where its Services are performed (“Facility”) in accordance with cGMP and Applicable Laws and in such conditions as will allow Kemwell to perform the Services in accordance with the terms of this Agreement, the Quality Agreement, the SOWs and Applicable Laws. In the event that the Client requests Kemwell, in writing with reasonable notice, to perform additional services beyond the scope of Services specifically stated in the SOW, a Change Order will be executed in accordance with Section 6 below provided that the prices for the additional services shall be discussed and agreed between the Parties in writing. For the avoidance of doubt, the services provided thereunder shall be in addition to the Services and shall be invoiced separately. The Parties shall amend or supplement any SOW, as applicable, to reflect such modification or addition, and any such modification or addition will be deemed to be a “Service” under this Agreement with effect from the date of such amendment or supplement, or such later date as the Parties may agree in writing.
2.1A    All Client Material will be listed, identified and segregated to the extent possible and during the Term and the ownership of such Client material shall remain with the Client. All Client Material shall be solely used for the purpose of this Agreement to manufacture the Product for the Client. However, if Kemwell would like to use the Client Material for any other use, Kemwell will take prior approval of the Client (which consent [***]) and both Parties will mutually discuss and agree on the terms of use and payment terms. Kemwell shall not alienate or encumber or create any charge or lien on such asset in any manner at any time and shall act as an involuntary bailee for such Client Material. Upon termination or expiration of this Agreement, Kemwell shall, at the expense of [***], transfer such Client Material to Client within timelines as [***] required by Client. For the avoidance of doubt, any cost incurred by Kemwell for transfer of the Client Materials shall be solely at the expense of [***].
2.1.Compliance with Manufacturing Instructions. All Services shall be performed by Kemwell in compliance with the manufacturing instructions, as provided by the Client. This shall not limit Kemwell from performing the Services in a manner outside the scope of the manufacturing instructions, provided prior written approval is obtained from the Client. All manufacturing instructions pertaining to any Services shall be provided by the Client not less than [***] prior to the commencement of such Services. Any changes or revisions to the manufacturing instructions pertaining to any Services after the aforesaid period shall be subject to review and agreement on implementation by Kemwell, and any costs of such implementation shall be, subject to prior written consent of the Client, and shall be additionally borne by [***].
2.2.Delivery of Service and Products. Subject to the Client’s delivery to Kemwell of the relevant Cell Line (in appropriate and agreed quantities), Kemwell shall deliver to the Client the Products and Services within the Timeline. Unless specifically agreed otherwise and recorded in writing, all deliveries of Deliverables and Products will be delivered to Company on DDP (Delivery Duty Paid) basis as per Incoterms 2020 (subject to qualifications set out in this Agreement) at the location specified in the applicable SOW. Kemwell will insure each shipment for the benefit of Client. The insurance policy terms shall be provided by Kemwell to the Client for mutual agreement in advance of any shipment. [***]. It is mutually agreed that freight and insurance costs relating to the delivery of Deliverables and Products shall be initially borne by Kemwell, which cost shall be negotiated and pre-agreed by Client and reimbursed [***] by the Client. In addition to such reimbursement [***], the Client further agrees to pay Kemwell a handling fee equivalent to [***], which shall cover Kemwell’s administrative and operational costs associated with arranging the insurance coverage for the shipments. All Deliverables and Products delivered hereunder will be suitably packed and shipped by Kemwell in accordance with good commercial practice and, where applicable, GMP. The Client shall be responsible for obtaining any import license, documentation or other official authorisation and carrying out any other customs formalities necessary for the importation of the Deliverables and Products to the delivery location specified by the Client.
2.3.Specifications. Unless agreed otherwise in writing, each cGMP Batch manufactured by Kemwell shall meet the Specification outlined in the respective protocol, cGMP and Applicable Laws, and in the case of cGMP Batches, shall be in conformance with the definitions provided

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under the FDA’s Code of Federal Regulations 21 CFR 210.3 and European Medicines Agency’s EMA ICH Q7. Client shall provide the Specification to Kemwell for development of the Batch documentation, which Specification may be amended by mutual agreement between the Client and Kemwell, provided that the revised Specification is set out in writing. Any agreed revised Specifications shall come into effect on any batches of Products which are due for manufacture after [***] from the date of agreement on the revised Specifications, unless otherwise agreed between the Parties in writing.
2.4.Conformance. Client will notify Kemwell in writing of its acceptance or rejection of each Batch within [***] of receipt of the complete Batch records relating to such Batch. Client may reject a Batch if such Batch is contaminated, does not conform with the Specifications, or does not comply with Applicable Laws or the Quality Agreement, or was not manufactured pursuant to the applicable manufacturing process approved by Client (such Batch has a “Defect” and is “Defective”). The Parties hereby agree that Kemwell shall only be liable for the Defect in the following circumstances: (i) [***]; and (ii) [***]. If there is a disagreement between the Parties as to whether any Batch is Defective and that Kemwell is liable for such Defect as per the provisions of this Clause 2.4, the quality assurance representatives of the Parties will discuss [***] to attempt to resolve any such disagreement. If the Parties disagree on whether a Batch is a Defective or the reason a Batch does not conform to the Specifications and that Kemwell is liable for such defect as per the provisions of this Clause 2.4, the dispute shall be referred to a mutually agreed internationally reputed and competent testing laboratory, such laboratory being an independent technical expert. The independent technical expert’s decision shall be binding on the Parties. If such expert finds that the Batch in question is Defective and that Kemwell is liable for such defect as per the terms set forth in this Clause 2.4, then Kemwell shall bear the fees and expenses of the testing. If such expert finds that the Batch in question is not Defective or the Defect is not attributable to Kemwell’s fault or Kemwell is not liable for such Defect as stated hereinabove, then the Client shall bear the fees and expenses of the testing. The Parties undertake to give the independent expert a maximum of [***] to carry out its task.
2.5.Remedy.For a Defective Batch attributable to Kemwell as above, Kemwell will replace such Defective Batch or Deliverable within [***]. It is clarified that any finding of a Defect shall not absolve or allow for delay in the completion of payments of Fees due for such Batch upon successful completion of the replacement Batch, as the Client acknowledges that it is being provided with an efficacious remedy as set out above to address the rejection of a Batch found to be Defective. The Parties hereby agree that, in the event the Defect arises as a direct result of Kemwell’s willful misconduct or gross negligence, Kemwell shall [***]. However, if the Batch is found to be Defective (and which Defect is attributable to Kemwell as above) for reasons other than gross negligence or willful misconduct on the part of Kemwell, then Kemwell’s responsibility shall be limited to [***].
2.6.Certificate of Analysis. The Certificate of Analysis and all other documents will be delivered to the Client for each Batch.
2.7.Timeline. Subject to the provisions of this Agreement Kemwell shall perform the Services in accordance with the Timelines outlined under the applicable SOW, time being the essence of the Agreement and the SOW. The Timeline may be amended by mutual agreement between the Client and Kemwell, provided that the revised Timeline is set out in writing. Kemwell shall provide the Services in accordance with the Timelines set out in the relevant SOW, [***]. In the event of delay attributable solely to Kemwell and connected to the Services to be provided, the Parties shall [***], post completion of the relevant timeline, discuss and agree on remedial steps to resolve the issues and reasons causing the delay.
2.8.Kemwell shall not sub-contract any portion of the Services without the prior written consent of the Client; provided, however, in the event that the Client provides its consent, Kemwell shall at all times be liable and responsible for such approved sub-contractors.
3.PERFORMANCE
3.1.Project Manager. On a project-by-project basis, each Party shall appoint a project manager. The project managers will work together to ensure the satisfactory execution of the Services in accordance with the terms of this Agreement. Each project manager shall be entitled to propose recommendations to the Parties to ensure that the project meets its Objectives. A Party may replace its project manager with notice to the other Party of such replacement within a period of [***] from date of such replacement. Each Party shall cause its employees to cooperate reasonably with the employees of the other to the extent required for the efficient provision of the Services.

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3.1A    Meetings:
(a)During the Term, the Client shall sponsor, and the project managers appointed by the Parties shall convene and hold such meetings as provided hereinbelow, by providing reasonable notice to the Parties prior to such meetings. All such meetings shall be attended by the subject matter experts (“SMEs”) designated by the Client for this purpose and such other members on an as-needed basis.
(b)CMC Meeting. The Parties shall, on a weekly or on an as-needed basis, convene meetings for the purpose of receiving updates on functional areas with respect to the Project, addressing operational issues in relation to Chemistry, Manufacturing and Controls (“CMC”) matters and other such purposes as the Client may communicate from time to time. The CMC meetings shall be attended by SMEs from all functional areas including quality, regulatory and supply chain sectors to (i) receive an update / track progress, (ii) supervise the work performed by Kemwell and/or a sub-contracter appointed by Kemwell in accordance with the terms of the Agreement; (iii) advise if there are any changes that need to be undertaken; and (iv) for such other purposes as the Client may decide from time to time.
(c)Technical Meeting. The Parties shall, on a bi-weekly or on an as-needed basis, convene meetings for the purpose of discussing and addressing scientific and technical issues related to the project.
3.2.Schedule. The project manager of Kemwell, in consultation with the project manager of the Client, shall report to the Client in accordance with the Timeline set for the performance of the Services in the Gantt charts (as previously agreed to and outlined in the relevant SOW) on a weekly basis, and if required, provide daily updates.
3.3.Technical Difficulties. If it becomes apparent to either Kemwell or the Client at any Stage in the provision of any Services that, as a result of scientific or technical reasons out of the reasonable control of either Party (“Technical Difficulties”), it will not be possible to complete the Services in the manner described in this Agreement or in SOW(s) or any Change Order thereto, the relevant Party will (a) identify the problem and notify the other Party in writing within [***], (b) submit the problem in writing to senior management of each Party, and (c) negotiate [***] for a [***] period regarding how to resolve such problem in a [***] manner. If the Parties do not agree on a reasonable resolution to the problems within such [***] period, neither Party shall be liable for any failure to perform any of their respective obligations under this Agreement if the performance is prevented, hindered or delayed by such Technical Difficulties, and the issue shall be [***] referred to the Client and, based on the discussion between Kemwell and Client, the Client may suspend either Parties’ obligations under the Agreement for so long as the Technical Difficulties are not resolved in the manner contemplated in this Agreement.
3.4.Product Capital Expenditure
(a)Subject to prior written approval from the Client on Product Capital Expenditures which shall include equipment details, related specifications details and rates of such equipment, Kemwell shall install the required equipment for manufacturing, supporting infrastructure (“Specific Assets”) as deemed fit by the Client for manufacturing of the Product. The Client agrees to reimburse Kemwell for [***].
(b)For any additional Product Capital Expenditure beyond the procurement of the equipment detailed in this Agreement and not related to Facility Capital Expenditure, the Parties agree that, [***], the Client may (i) procure such equipment for Kemwell and provide the same to Kemwell for installation at the Facility and usage for the manufacturing of the Product; or (ii) allow Kemwell to procure such equipment, with prior written approval of Client on the equipment details, related specifications details, Vendors, rates and payment terms of such equipment, before any such costs are incurred by Kemwell.
(c)In each instance of Kemwell incurring additional Product Capital Expenditure, the Client shall pay Kemwell [***], and which payment shall be made by the Client as per payment terms of such Vendors. Any equipment or facilities or machines or supporting infrastructure procured pursuant to such additional Product Capital Expenditure as per Section 3.4(b) shall also be construed as integral part of the Specific Assets along with equipment for manufacturing, supporting infrastructure

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provided by Client under Section 3.4(a). In case of any change in make or nature of equipment intended to be procured by Kemwell after the receipt of approval for such purchase from the Client, Kemwell shall re-obtain approval from the Client for the revised equipment prior to making any purchase of such equipment.
(d)All Specific Assets will be listed, identified and segregated to the extent possible and during the Term and the ownership of such Specific Assets shall remain with the Client. All Specific Assets shall be solely used for the purpose of this Agreement to manufacture the Product for the Client. However, if Kemwell would like to use the Specific Assets for any other use, Kemwell will take prior approval of the Client and both Parties will mutually discuss and agree on the terms of use and payment terms. Kemwell shall not alienate or encumber or create any charge or lien on such asset in any manner at any time and shall act as an involuntary bailee for such Specific Assets. Upon termination or expiration of this Agreement, Kemwell shall at the expense of [***], disassemble, pack and, transfer such Specific Assets to Client within timelines as reasonably required by Client.
(e)Any expenditure towards maintenance of the Facility as per cGMP standards, including replacement of Kemwell equipment and other items necessary to ensure reliable functioning including preventive maintenance according to regulatory guidelines and commercially reasonable industry practices, will be at Kemwell’s costs and not charged to the Client. The Client shall be responsible for the maintenance cost of the Specific Assets in accordance with recommended specifications of the relevant manufacturer, insurance costs as agreed for the Specific Assets, and for the cost of repairing or replacing Specific Assets found to be deficient or affected by wear and tear to the extent that good industry practice requires such Specific Asset(s) to be replaced, provided that such replacement is not on account of any wilful misconduct or usage of Specific Assets in violation of recommended usage parameters attached to such Specific Assets.
4.INSPECTIONS, RECORDS AND AUDITS
4.1.Regulatory Inspections. Kemwell will notify the Client within [***] after being notified of and at least [***] in advance of any inspections by any Authorities directly relating to the Services with respect to the Product in accordance with the terms of the Quality Agreement, and the Client and its representatives (including its quality person) shall be permitted to remain present at such inspections and participate in those portions of such inspection where Product related topics will be discussed. Kemwell will also provide a summary of any findings and resulting actions needed to the Client within [***] of any inspection or finding related to a manufacturing process that is also part of the process for Client’s Product. The Client shall be provided copies of Kemwell’s responses to the Authority inquiries prior to submission to the Authority and with sufficient time to allow review and comment by the Client. Kemwell shall take prompt steps to address, in consultation with the Client, and correct any concerns raised by such inspections. Kemwell agrees to cooperate with all such Authorities and submit to the inspections by such Authorities. Kemwell further undertakes to furnish to the Client a complete copy of the inspection reports relating to the Services with respect to the Products, if so shared by the Authorities. Upon written request by the Client, Kemwell will also share a summary report (e.g., FDA Form 483, or equivalent) of any other inspections within [***] of such written request provided information of other customers shall be redacted and be kept confidential. Further, in the event Kemwell receives any notice of observations, warning letter or other written communication from an Authority, Kemwell shall notify the Client in writing within [***] and shall supply the Client and its representatives with copies of any relevant correspondence, notices and other relevant documentation related to the same.
4.2.Client Audit/Inspections. The Client shall have the right to audit such sections of the Facility and documents utilised for rendering the Services with respect to the Product during normal operating hours upon prior written notice of [***] given to Kemwell; provided, however, that in the event that the Client is made aware of or has a reasonable cause to suspect any issue (including any quality or technical difficulties) with respect to the Services, Kemwell shall provide access earlier to the Facility for the purpose of investigating or addressing such issues. The number of audits shall be limited to [***] in each successive year from the Effective Date (if not for cause, required by Applicable Law or otherwise requested by any Authority), unless there is any discrepancy discovered during the audit, in which case, the Client shall be permitted to audit the Facility once more to ascertain whether such discrepancy has been rectified by Kemwell. Kemwell agrees to give the Client and its representatives all reasonable access to the manufacturing, warehousing, packaging and laboratory areas and all other areas as are related to the Product and the Services with

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respect to the Products. Reasonable access to documentation and reference materials shall be granted to the Client during such audit. In addition to such audit, the Client shall have the right to request documents on a routine basis from Kemwell in connection with the performance of the Services with respect to the Products from time to time. Kemwell agrees to [***] remedy any non-compliance, deviations, deficiencies and/or failures caused by and/or within the control of Kemwell discovered during such audit at no additional charge to the Client. The Client will be permitted to have its representatives to be on-site at the Facility to observe and consult with Kemwell during the performance of Services with respect to the Products under this Agreement and the SOW.
4.3.Report. Without limiting any obligations of Kemwell to deliver to the Client all documentation and reports under an SOW, Kemwell agrees to provide to the Client with a report, which report shall be subject to Client’s approval, upon completion or termination of the applicable Services pursuant to such SOW, describing in detail the procedures and results obtained in accordance with synthesising, analysing, developing, testing and/or manufacturing the applicable Product(s), including without limitation, applicable manufacturing process(es), and all Intellectual Property. Kemwell acknowledges and agrees to revise the report in accordance with the instructions communicated by the Client from time to time. Each such report will contain sufficient detail so that the Client can understand and fully implement and exploit on its own the information described therein, including such information as is required for the CMC section of the investigational new drug (IND) or biological license application (BLA) for such Product and the master Batch record. Upon request by the Client from time to time, Kemwell will provide all assistance to the Client to understand and implement the information contained in any such report.
4.4.Record Retention. Kemwell will retain copies of all Batch documentation and all other records or documentation it generates in connection with the Services, and all records that may be reasonably necessary to assist Client with regulatory requirements or in the event of a Product stock recovery, recall, adverse drug event, or complaint, in accordance with Applicable Laws for investigational drug products used in clinical trials globally, Kemwell’s standard operating procedures, and the timelines set forth in the Quality Agreement. Such records and documentation shall properly reflect the work done and results achieved in sufficient detail and in good scientific manner appropriate for patent and regulatory purposes.
4.5.Manufacturing Documentation. Kemwell agrees and acknowledges that notwithstanding anything contained herein, the Manufacturing Documentation shall be the sole and absolute property of the Client and all rights, title and interest, including Intellectual Property Rights, in the Manufacturing Documentation shall absolutely and exclusively belong to the Client. All Manufacturing Documentation for cGMP Batches shall be generated and maintained by Kemwell in accordance with cGMP. Kemwell shall maintain the Manufacturing Documentation to be true and accurate and shall keep in strict confidence and shall not use for the purpose other than providing or performing the Services or other obligations hereunder.
5.COMPENSATION
5.1.Fees and Invoices. In consideration for Kemwell performing the Services in accordance with the terms and conditions of this Agreement and the applicable SOW, the Client shall pay to Kemwell pursuant to the payment milestones outlines in the applicable SOW. For avoidance of doubt, the expenses incurred by Kemwell in procuring any material or third-party services in performing the Services shall be reimbursed by the Client to Kemwell [***] (collectively the “Service Fee”). In accordance with the terms of the SOW, Kemwell shall provide to the Client invoices of the applicable Service Fee on a [***] basis or as agreed to in the relevant SOW (each, an “Invoice”), and each Invoice shall include the relevant SOW reference, the purchase order number (which Client shall provide to Kemwell) and associated line item numbers, a detailed description of the Services performed, and the total amount due for such Services. Kemwell shall e-mail the Invoice to [***] with a copy to applicable Client personnel as directed by Client. The Client shall pay each undisputed Invoice within [***] from the date of receipt of an Invoice for Service Fee and [***] from the date of receipt of an Invoice/pro forma invoice for aforesaid cost of the material, by wire transfer to into the bank account of Kemwell (indicated to the Client in writing), except for the portion of any Invoice that the Client disputes by written notice to Kemwell, together with a description of the basis for the dispute. It is agreed between the Parties that any dispute with respect to the Invoice shall be raised by the Client within [***] from the date of receipt of the relevant Invoice, failing which the relevant Invoice will be deemed accepted by the Client. On the disputed amounts, Kemwell shall furnish to the Client reasonable documentation requested by the Client in this regard and thereafter the amount determined pursuant to the resolution of the dispute shall be payable by the Client within [***] from the disputed being resolved. Upon delivery of such documentation,

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the Parties shall cooperate and use their reasonable efforts to resolve such dispute, failing which the dispute will be resolved in accordance with Section 18.2 of this Agreement. If payment is not received on or before the due date, Kemwell will charge [***] from the date on which payment is due until such time that the payment is received. Kemwell shall, upon request by Client, provide the Client with quarterly financial reporting information in relation to the Services, including the amount of any unbilled materials utilised for the Services and other information as may be reasonably requested by the Client.
5.2.The Client agrees to pay to Kemwell the cost of the Cell Lines and Specific Assets purchased and maintained by Kemwell for the Services after obtaining prior written consent of the Client and as may be provided in the SOW. The Client agrees to pay the entire cost of the Cell Lines and Specific Assets at [***] as per the Invoice submitted by Kemwell, subject to submission of supporting documentation.
6.CHANGE ORDERS
In the event a modification is requested by the Client, Kemwell shall provide the Client with a “Change Order” containing an estimate of the required modifications to the budget, activities and/or duration specified in the SOW (“Change Order”). The Client and Kemwell shall negotiate in good faith for a period of [***], following receipt of such Change Order by the Client to agree on a Change Order that is mutually acceptable. If practicable, and agreed to by the Client, Kemwell shall continue work on the Services during any such negotiations, but shall commence work with respect to any Change Order only upon written authorisation by the Client.
7.WARRANTIES
7.1.General Warranties
As of the Effective Date, each Party hereby represents and warrants to the other Party as follows:
(a)it is duly incorporated and validly existing under the laws of the county of its incorporation;
(b)it has all requisite corporate or other organisational power and authority to enter into and perform all of its obligations under this Agreement. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly and validly authorised by all necessary corporate action;
(c)this Agreement has been duly executed and delivered by the Party, and constitutes legal, valid and binding obligations of the Party enforceable in accordance with its terms;
(d)the execution, delivery and performance of this Agreement, will not (i) violate or conflict with any provision of its constitutional documents, (ii) violate or conflict with any Applicable Law or Authorisations applicable to the Party, or (iii) constitute a breach of or under any contract, agreement, arrangement or judgement to which the Party is a party to;
(e)to the knowledge of the Party, except as disclosed in writing, there is no proceeding or litigation by any person pending or threatened against the Party that would be reasonably likely to result in monetary damages, injunctive relief or the taking of any other action that would be reasonably expected to (in any of the foregoing cases) materially impair the ability of the Party to perform its obligations under this Agreement; and
(f)it does not require (i) to obtain any Authorisations, or waiver, of, (ii) to make any filing or registration with, or (iii) to give any notice to, any Authority in connection with or as a condition to the execution, delivery and performance of this Agreement. Notwithstanding the foregoing, it is agreed between the Parties that any Authorisations necessary under this Agreement, including for the Product, Client and Kemwell shall reasonably cooperate with each other in obtaining the same.

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7.2.In addition to the representations and warranties in Section 7.1, the Client represents and warrants to Kemwell as follows:
(a)the Client Materials are free of any lien, encumbrance or charge of any kind of third parties except for permitted encumbrances;
(b)the Client is the lawful owner or, or has adequate rights and Authorisations to license and allow Kemwell to use the Client Materials to provide the Services, and to the best of the Client’s knowledge (subject to reasonable due diligence), the use, by Kemwell, of Client Materials or Product(s) that Client instructs Kemwell to use in accordance with the terms of this Agreement do not infringe any valid and enforceable third-party Intellectual Property Rights; and
(c)Neither it nor any of its employees, officers or directors (“Client Personnel”) have been debarred or is under consideration for debarment, by the FDA or any other Regulatory Authority from working in or providing any services to any pharmaceutical or biotechnology company and the Client will not use any Client Personnel who has been debarred from working in or providing any services to any pharmaceutical or biotechnology company. The Client shall [***] notify Kemwell in writing if any such proceedings have commenced or if the Client or any of its Client Personnel or subcontractors are debarred by the FDA or any other Regulatory Authority.
7.3.In addition to the representations and warranties in Section 7.1, Kemwell represents and warrants to the Client as follows:
(a)Kemwell shall perform the Services diligently in accordance with the Quality Agreement, SOW, Specifications, GMP, the Applicable Laws, the terms and conditions of this Agreement as well as the standards explicitly defined in the SOW, and pursuant to good industry standards which shall in no event be less than the efforts put in by a service provider engaged in the business of providing services same or similar to the Services to be performed herein including specifications, guidelines and requirements of the applicable Governmental Authorities pertaining to development of biosimilar products;
(b)the general technical processes based on Kemwell Pre-Existing IPR (defined below), which are applied by Kemwell when performing the Services, will not infringe upon the Intellectual Property of any third parties;
(c)Kemwell is the lawful owner of, or has adequate rights to the Facility, equipment, machinery and has all the necessary Authorisations and permissions required to enable Kemwell to perform its obligations (including providing Services) under this Agreement and the SOW and, to the best of Kemwell’s knowledge, (subject to reasonable due diligence) none of Kemwell Pre-Existing IPR infringes any valid and enforceable third-party Intellectual Property Rights;
(d)at each stage of the project as mentioned under the SOW, Kemwell shall provide detailed information including but not limited to process, process conditions, reagents, composition, characterisation to be provided for evaluation by the Client with a reasonable timeline to respond;
(e)the Facility where the Services are to be provided is adequately equipped with equipment, space and infrastructure to provide the Services, excluding Specific Assets;
(f)the Deliverables and Products will be free and clear of all liens, encumbrances, security interests and other claims when delivered to the Client; and
(g)Neither it nor any of its employees, officers or directors (“Kemwell Personnel”) have been debarred or is under consideration for debarment, by the FDA or any other Regulatory Authority from working in or providing any services to any pharmaceutical or biotechnology company and Kemwell will not use any Kemwell Personnel who has been debarred from performing the Services for the Client. Kemwell shall [***] notify the Client in writing if any such proceedings have commenced or if Kemwell or any of its Kemwell Personnel or subcontractors are debarred by the FDA or any other Regulatory Authority.

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7.4.Except as expressly warranted in Section 7 of this Agreement, neither Party makes any representations or warranties, express or implied, in any manner and either in fact or by operation of law, and specifically disclaims any and all implied warranties.
7.5.Experimental Nature of Services
The Client acknowledges that the activities as outlined in the SOW or this Agreement to be undertaken by Kemwell of the Process Development phase is experimental in nature and that no favourable or useful result can be assured by Kemwell. Accordingly, and provided that Kemwell provides Services in a diligent manner and compliant with highest industry standards and industry best practices, Kemwell shall not be responsible or liable, and the Client shall not deduct, set-off or withhold payment of any Fees or otherwise render Kemwell responsible or liable in case no favourable or useful result arises from the provision of Services.
8.CONFIDENTIALITY
8.1.Each Party shall hold and treat all Confidential Information disclosed by or on behalf of the other Party in the strictest confidence and shall not publish or disclose such Confidential Information to any third party, and shall not use such Confidential Information for any purposes other than the proper performance of its obligations pursuant to this Agreement.
8.2.The receiving Party shall permit access to the disclosing Party’s Confidential Information only to those of its Affiliates and its and their directors, officers, employees and representatives (hereinafter referred to as the “Personnel”) with a need to know and who are bound by confidentiality and non-use obligations similar to those included herein. The receiving Party shall be liable for any breach of the confidentiality and non-use obligations contained herein by any of its Personnel.
8.3.The confidentiality and non-use obligations contained herein shall not apply to any Confidential Information to the extent that the same, as demonstrated by the receiving Party:
(a)was generally available to the public or otherwise part of the public domain at the time of its disclosure to the receiving Party;
(b)becomes generally available to the public or otherwise part of the public domain after its disclosure to the receiving Party other than through any act or omission on the part of the receiving Party or its Personnel;
(c)is rightfully obtained by the receiving Party from third parties authorised to make such disclosure without restriction;
(d)was lawfully in the receiving Party’s possession free of any obligation of confidentiality at the time of its disclosure to the receiving Party;
(e)was independently developed by or on behalf of the receiving Party without use of the disclosing Party’s Confidential Information.
8.4.In the event the receiving Party is compelled by government, administrative, regulatory or judicial process to disclose any of the Confidential Information, the receiving Party will, to the extent legally permissible, provide prompt prior written notice thereof to the disclosing Party to enable disclosing Party to seek protective order, and the receiving Party shall disclose only the minimum of Confidential Information necessary to comply with the government, administrative, regulatory or judicial process and shall take all reasonable and lawful actions to obtain confidential treatment for such disclosure.
8.5.The confidentiality and non-use obligations contained herein shall survive the termination or expiration of this Agreement for a period of [***] from the date of such termination or expiration.
8.6.Injunctive Relief: The Parties agrees that any threatened or actual breach of any of the terms of this Agreement including the Confidential Information obligation by one Party, may cause irreparable loss to the other Party and the said loss may not be compensated by monetary compensation and, in addition to all other rights and remedies that the affected Party may have under law and equity, such affected Party will have the right to seek appropriate

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injunctive relief and/or specific performance of the defaulting Party’s obligations from courts of competent jurisdiction.
9.INVENTIONS, MATERIAL, PUBLICATIONS, USE OF NAME AND INTELLECTUAL PROPERTY
9.1.Inventions. The Client shall solely own and control the formulation of the Product (i.e., Drug Substance and Drug Product), the Process Development and all Intellectual Property and Improvements thereto including but not limited to clinical data, ideas, information, developments, formulations, inventions, know-how, manufacturing and analytical methods and processes, enhancements and modifications to the Client Materials or Process Development, developed or conceived as a result of performing the Services under this Agreement by Kemwell’s employees, agents, consultants, subcontractors or other representatives, either solely or jointly with the employees, agents, consultants and other representatives of the Client and its contractors and in connection with the Product, but expressly excluding Kemwell’s Pre-Existing IPR and Kemwell Inventions, respectively (such Intellectual Property referred to as the “Client Inventions”). During the term of the Agreement, Kemwell will keep the Client periodically informed of the development and/or creation of the Client Inventions. Kemwell shall [***] provide to the Client any necessary information regarding each Product including any changes made to the Drug Product or Drug substance within [***], so as to conduct appropriate evaluation on a periodic basis. Kemwell will assign and hereby assigns to the Client all such Client Inventions discovered or conceived by or on behalf of Kemwell, on a perpetual and worldwide basis. Kemwell represents and warrants to the Client that it shall procure and ensure that each employee, agent, consultant and subcontractor of Kemwell is obligated to assign all of his/her/its right, title and interest in and to the Client Inventions to the Client on a perpetual and worldwide basis. Kemwell and all its employees, agents, consultants and subcontractors shall sign and deliver to the Client all writings and do all such lawful things as mat be necessary or appropriate to vest in the Client all right, title and interest in and to such Client Inventions. Kemwell expressly agrees, undertakes and covenants that neither Kemwell, nor its Affiliates, employees, agents, consultants and subcontractors have or shall have any right or claim over or in or to the Client’s Intellectual Property Rights and Client Inventions and all amendments, alterations, enhancements, innovations and improvements made thereto. Kemwell undertakes and warrants that it will not reverse engineer, dissemble the information or make any variant out of the Client Inventions or the Client’s Intellectual Property Rights. The Client may file for patent protection on any and all of the Client Inventions in accordance with this Section 9. Kemwell will execute any and all applications, assignments or other instruments and give testimony which shall be necessary to apply for and obtain letters of patent of the US or of any other country with respect to the Client Inventions. For the Client Inventions assigned pursuant to this Section, the Client shall provide Kemwell a limited royalty-free, non-assignable, non-sub-licensable, non-exclusive license to use such the Client Inventions to the extent necessary to perform the Services of the Client during the Term of this Agreement. Client will, [***], have sole control of filing and prosecuting applications for, and maintenance and enforcement of, patents for Client Invention. Client shall have the sole right to prosecute, defend and/or control any litigation related to the Client Invention and/or the Product. Kemwell shall, at [***], assist Client to obtain, maintain, enforce the patents and in any litigations relating to the Client Invention and/or Product, including executing any assignments and other necessary documentation.
9.2.Kemwell Inventions. Kemwell shall own any: (a) mechanical and technical trouble-shooting knowhow generally arising in the provision of the Services and carried out solely by Kemwell on non-Client Material, not being in the nature of Improvements to the Process Development, or (b) Improvements to Kemwell’s Pre-Existing IPR arising out of the provision of Services (for avoidance of doubt, this shall not include any Improvements made to Process Development) (each, a “Kemwell Invention”). Kemwell shall disclose to the Client in writing the list of the Kemwell Invention in writing to the Client. Kemwell shall retain sole ownership of such Kemwell Invention, and the Client shall not claim any right or interest in the same. The Parties further agree that Kemwell shall retain sole ownership and control over Kemwell Pre-Existing IPR, and the Client shall not claim any right or interest in the same, notwithstanding that such Kemwell Pre-Existing IPR is employed to provide or perform Services. Nothing contained in this Agreement shall operate to grant, convey, assign or transfer to the Client any right, or interest in or to a Kemwell Invention or Kemwell’s Pre-Existing IPR.
9.3.Client Materials.
All the Client Materials that Kemwell may have access to in order to perform the Services shall be owned exclusively by the Client. Nothing in this Agreement shall be deemed to grant

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any rights to Kemwell in any the Client Materials, other than the right for Kemwell to use such the Client Materials to perform the Services for the Client. All Deliverables and the Client Inventions arising out of such Services shall be owned solely and exclusively by the Client.
9.4.Publicity
Kemwell and the Client agree not to use and shall ensure that its related persons do not use, each other’s or the other’s Affiliates’ name without prior written consent of the other Party, except where required to do so by law or by the applicable regulations or guidelines of any regulatory agency of competent jurisdiction or any stock exchange, in which case a copy of the notification shall be provided to the other Party.
9.5.Intellectual Property
(a)Pre-Existing Intellectual Property
Any Intellectual Property owned, used, acquired or held for use by a Party or licensed from a third party as of the Effective Date (“Pre-Existing IPR”) shall remain the sole and absolute property of the Party that owned or was licensed to use such Pre-Existing IPR. Nothing in this Agreement shall act as any assignment of the Pre-Existing IPR. The Pre-Existing IPR shall not be licensed to the other Party under this Agreement, unless an express license is granted hereunder. Kemwell shall disclose to the Client in writing a list of the Pre-Existing IPR of Kemwell (or its Affiliates’) in connection with the performance of the Services under this Agreement before the implementation of such Pre-Existing IPR.
(b)Client’s Grant of Intellectual Property License for the Services
The Client hereby grants to Kemwell for the Term of this Agreement a non-exclusive, royalty-free, non-sub-licensable, non-assignable, limited license in respect of the Client’s Pre-Existing IPR solely to the extent the same is required and necessary for the proper performance of the Services.
9.6.Prosecution
(a)Pre-Existing IPR. Kemwell will have the sole responsibility to prosecute and maintain the Kemwell Pre-Existing IPR at Kemwell’s sole expense and shall ensure that the Kemwell Pre-Existing IPR is in good standing. In case Kemwell wishes to discontinue or abandon any of its Pre-Existing IPR, Kemwell shall inform to the Client in writing of such intent, and Client shall have the right to continue the prosecution of the Kemwell Pre-Existing IPR employed under the Services of the Agreement and Kemwell shall assign such Pre-Existing IPR to the Client. In such case, Kemwell shall cooperate with the Client in the course of the prosecution of such Pre Existing IPR. Kemwell shall bear all of the risk, costs and expenses (such as, but not limited to, reasonable attorney’s fees and royalties for a license of a third-party patent necessarily to be acquired) of any prosecution for patent infringement or other Intellectual Property Right infringement relating to the Kemwell Pre-Existing IPR.
(b)The Client shall have the sole right and discretion to file, prosecute and maintain patent applications and patents for the Client Invention at Client’s sole expense, including the selection of legal counsel. Kemwell agrees to cooperate fully in the preparation, filing, prosecution, and maintenance of Client Invention and in the obtaining and maintenance of any patent term extensions, supplementary protection certificates, pediatric extensions, and their equivalent with respect thereto. Such cooperation includes executing all papers and instruments, or requiring its employees or contractors, to execute such papers and instruments, so as enable the Client to apply for and to prosecute patent applications in any country.
10.INDEMNIFICATION
10.1.Indemnification by Kemwell

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Kemwell shall indemnify, defend and hold harmless the Client, its Affiliates and its and their respective directors, employees, agents and officers (each, a “Client Indemnitee”) from and against all costs, losses, judgments, awards, settlements, fines, charges, penalties, liabilities, expenses (including reasonable attorneys’ fees) (collectively, “Losses”) resulting from all lawsuits, claims, demands, actions and other proceedings by or on behalf of any third party (collectively, “Claims”) to the extent arising out of or resulting from: (a) Kemwell’s breach of its covenants, undertakings, representations and warranties under this Agreement or any of the terms of this Agreement; or (b) Kemwell’s or its officers, employees, directors, agents, subcontractors or Vendors’ gross negligence or intentional misconduct or fraud; (c) a violation of any Applicable Law; or (d) the use of Kemwell Pre-Existing IP or wrong deployment and use of the Cell Line for purposes other than as authorised under this Agreement, except, in each case, to the extent such Claims or Losses arise from gross negligence or intentional misconduct or fraud on the part of a Client Indemnitee or a breach of this Agreement by the Client.
10.2.Indemnification by Client
The Client shall indemnify, defend and hold harmless Kemwell, its Affiliates and its and their respective directors, employees, agents and officers (each, a “Kemwell Indemnitee”) from and against all Losses resulting from all Claims to the extent arising out of or resulting from: (a) the Client’s breach of any covenants, representations and warranties under this Agreement, (b) Kemwell’s use of the Client Material in accordance with this Agreement, (c) any infringement of third-party Intellectual Property Rights by the Client (except to the extent such Claims arise out of or result from or are based upon use of Kemwell’s Pre-exiting IPR and manufacturing process), (d) any actual or alleged injury to person or property or death resulting from the possession, use or consumption by any person of any Product or Product sample supplied by Kemwell under this Agreement to the Client, provided that such Product or samples complied with the Specifications and Quality Agreement, or (e) the Client’s gross negligence or intentional misconduct or fraud, except in each case to the extent such Claims or Losses arise from gross negligence, intentional misconduct or fraud on the part of a Kemwell Indemnitee or a breach of this Agreement by Kemwell.
10.3.The indemnification rights of Parties under this Agreement are independent of, and in addition to, such other rights and remedies as each Party may have under Applicable Law, in equity or otherwise, including the right to seek specific performance or other injunctive relief, none of which rights or remedies shall be affected or diminished thereby. Notwithstanding anything mentioned in the foregoing paragraph, the right of indemnification under this Section 10 shall be the sole monetary remedy available to the Indemnified Parties. The Indemnified Party shall not be entitled to make more than one (1) claim under this Section 10 in relation to the same Loss.
10.4.Indemnification Procedure. If either Party (“Indemnified Party”) receives any written notice which such Indemnified Party believes is the subject of an indemnity Claim hereunder by the other Party (“Indemnifying Party”), the Indemnified Party shall, [***] and in any event within [***], give notice thereof to the Indemnifying Party, provided that the failure to give timely notice to the Indemnifying Party as contemplated hereby shall not release the Indemnifying Party from any liability to the Indemnified Party unless the Indemnifying Party is prejudiced by such failure or such failure results in an increase in the liability of the Indemnifying Party in relation to the indemnity Claim. The Indemnifying Party shall have the right to assume the defence of such Claim [***]. If the Indemnifying Party does not so assume the defence of such Claim, the Indemnified Party may assume the defence with counsel of its choice. If the Indemnifying Party so assumes the defence, it shall have absolute control of the litigation; the Indemnified Party may, nevertheless, participate therein through counsel of its choice and [***]. The Party not assuming the defence of any such Claim shall render all reasonable assistance to the Party assuming such defence. No such Claim shall be settled other than by the Party defending the same, and then only with the consent of the other Party, which consent shall not be unreasonably withheld; provided that the Indemnified Party shall have no obligation to consent to any settlement of any such claim which:
(a)imposes on the Indemnified Party any liability or obligation which cannot be assumed or performed in full by the Indemnifying Party;

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(b)does not unconditionally release the Indemnified Party;
(c)does require a statement as to or an admission of fault, culpability or failure to act by or on behalf of Indemnified Party or any of its Affiliates; or
(d)does impose any restrictions on the conduct of business by the Indemnified Party or its Affiliates.
10.5.Each Party shall use [***] to avoid or mitigate any losses or liabilities that would otherwise be suffered or incurred by such Party and eligible for indemnification under this Agreement by the other Party.
10.6.Notwithstanding anything to the contrary contained herein, any claim for indemnity under this Section indemnifying Party shall be made within the applicable statutory period of limitation. For avoidance of doubt, the indemnifying Party shall not have any indemnification obligations and the indemnification obligations of the indemnifying Party shall cease, with respect to any claim for indemnity under this Section 10, if such claim for indemnity under this Section 10 is made after the applicable statutory period of limitation.
11.LIMITATION OF LIABILITY
11.1.Neither Party shall be liable to the other Party for any incidental, indirect, punitive, consequential (including without limitation, lost profits), exemplary or special damages of any type, arising in connection with this Agreement, whether or not foreseeable and whether such damages arise in tort, contract, equity, strict liability, or otherwise, even if the Party has been advised of the possibility of such damages.
11.2.Except in the event of and to the extent of (a) damages awarded to a third party in connection with the indemnification provisions set forth in Section 10.1 and 10.2 above or (b) a breach of Applicable Law, confidentiality obligations or the Intellectual Property Rights of the other Party and (c) damages arising from the gross negligence, fraud or wilful misconduct of a Party or its Affiliates, either Party’s maximum aggregate liability under an SOW for damages of any kind relating to this Agreement or its subject matter shall not exceed [***].
11.3.In the event of claims or damages arising out of: (a) damages awarded to a third party in connection with the indemnification provisions set forth in Section 10.1 and 10.2 above or (b) a breach of Applicable Law, confidentiality obligations or the Intellectual Property Rights of the other Party and (c) damages arising from the gross negligence, fraud or wilful misconduct of a Party or its Affiliates, either Party’s maximum aggregate liability under an SOW for damages of any kind relating to this Agreement or its subject matter shall not exceed [***].
12.FORCE MAJEURE
12.1.Except for each Party’s payment, confidentiality and indemnity obligations, the obligations of either Party under this Agreement shall be suspended during each period of delay caused by matters such as acts of God including fire, flood, power failures, storm, strike, lockout or other labour dispute, epidemics, riot, acts of war or terrorism, restrictions by an Authority which are beyond the control of the Party obligated to perform (each, a “Force Majeure Event”). A Force Majeure Event shall not include lack of funds, bankruptcy or other financial cause or disadvantage.
12.2.A Force Majeure Event shall be deemed to continue only so long as the affected Party shall be using its commercially reasonable effort to overcome such condition. If either Party shall be affected by a Force Majeure Event, such Party shall give the other Party a notice thereof within seven (7) Business Days of its occurrence, which notice shall contain the affected Party’s estimate of the duration of such condition (to the extent reasonably practicable) and a description of the steps being taken or proposed to be taken to overcome such Force Majeure Event.
12.3.Any delay in the performance of the Services occasioned by any such cause shall not constitute a default under this Agreement, and the obligations of the Parties shall be suspended during the period of delay so occasioned. During any period of any Force Majeure Event, the Parties affected by such Force Majeure Event shall take any reasonable action necessary to mitigate the effects of such Force Majeure Event.

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12.4.If a Party is unable to resume performance of its Services under this Agreement for a period of more than three (3) months, the other Party shall have the right to terminate this Agreement by serving a prior written notice to this effect on the other Party. Upon such termination, the provisions set out in Section 20.6 shall apply.
13.INSURANCE
13.1.Kemwell Insurance. Kemwell shall secure and maintain in full force and effect throughout the Term and reasonable period thereafter relevant liability insurance policies including but not limited to a general liability insurance for appropriate amounts of adequate coverage in accordance with good commercial practice and sufficient to support its obligations under this Agreement.
13.2.Client Insurance. The Client shall secure and maintain a general liability insurance of adequate coverage in accordance with good commercial practice and sufficient to support its obligations under this Agreement during the Term and for a reasonable period thereafter. The Client shall be responsible for securing and maintaining insurance for the Specific Assets against theft, fire, flood and similar causes that are likely to damage or cause a loss of Specific Assets. Upon the Client’s request and subject to the approval of the insurance amount by the Client, Kemwell shall secure and maintain adequate insurance policies for the Specific Assets, and the Client shall reimburse Kemwell of the cost of such insurance policies, [***], subject to submission of supporting documents, within [***] of notice from Kemwell to the Client after such payment.
14.OTHER COVENANTS
14.1.Reports of auditing accounts
(a)Each Party shall keep records and maintain all accurate accounts so as to enable the other Party to verify amounts payable pursuant to this Agreement.
(b)Each Party reserves the right to check and conduct an audit of the accounts [***] and the records [***] a year. In order to check and conduct the auditing, such Party may appoint its employees or other assigned personnel who can act on behalf of such Party to do the necessary job. All audits shall be performed in a manner intended to minimise disruption to the other Party’s business.
(c)If any audit reveals that a Party has overpaid any amounts to the Party, the other Party will remit to such Party such amounts due within [***] after receiving a communication in this regard.
14.2.Each Party shall use its commercially reasonable efforts to take all action and to do all things necessary, proper or advisable to consummate and make effective the transactions contemplated by this Agreement.
14.3.Each Party shall comply with all Applicable Laws applicable to its activities under this Agreement.
14.4.During the Term of this Agreement, Kemwell shall maintain in full force and effect all appropriate Authorisations for performance of the Services and manufacturing and production of the Products under this Agreement.
14.5.Client shall ensure that all materials provided by the Client for use in the performance of the Services shall be free of defects and contaminants and are fit for use in the performance of the Services.
15.NOTICES
15.1.Any notice and other communications provided for in this Agreement shall be in writing and signed by or on behalf of the Party giving it and should be addressed for the attention of the relevant Party. Any such notice and other communication shall be first transmitted by electronic transmission and then confirmed by internationally recognised courier service or registered mail, in the manner as elected by the Party giving such notice to the following addresses:

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(a)In the case of notices to the Client:

Address:	500 W. 5th Street, Suite 1200, Austin, Texas 78701, USA
Attention:	General Counsel
Email:	[***]
with a copy to:
Address:	[***]
Attention:	[***]
Email:	[***]
(b)In the case of notices to Kemwell:

Address:	[***]
Attention:	[***]
Email:	[***]
15.2.All notices shall be deemed to have been validly given on (a) the Business Day immediately after the date of transmission with confirmed answer back, if transmitted by electronic transmission, or (b) the Business Day of receipt, if transmitted by courier or registered airmail.
15.3.Any Party may, from time to time, change its address or representative for receipt of notices provided for in this Agreement by giving to the other Party a prior written notice.
16.INDEPENDENT CONTRACTOR
Kemwell shall perform the Services as an independent contractor of the Client. The relationship between the Parties shall be on a principal-to-principal basis and shall not constitute a partnership, joint venture or agency nor constitute either Party as the agent, employee or legal representative of the other. The Parties agree that neither shall have power or right to bind or obligate the other, nor shall either hold itself out as having such authority.
17.ENTIRE AGREEMENT, AMENDMENT, CONSTRUCTION, PRECEDENCE
This Agreement, together with the Exhibits attached hereto, the Quality Agreement and the SOWs constitute the entire agreement between the Parties and supersede all prior and contemporaneous negotiations, representations, commitments, agreements and understandings between the Parties (whether written or oral) relating to the subject matter hereof. This Agreement shall not be amended or modified without the mutual written consent of both Parties. Each Party has had the opportunity to consult with counsel in connection with the review, drafting and negotiation of this Agreement. Accordingly, the rule of construction that any ambiguity in this Agreement shall be construed against the drafting Party shall not apply. In the event of any conflict among the components of this Agreement, the following order of precedence shall apply: (i) the terms and conditions of this Agreement, (ii) the Quality Agreement and (iii) SOW, unless the Quality Agreement or the SOW specifically states that it takes precedence.
18.CHOICE OF LAW
18.1.This Agreement shall be governed by and construed in accordance with the laws of England and Wales. Subject to the provisions of Section 18.2, both Parties herein submit to the exclusive jurisdiction of the courts of London, England with respect to any disputes under this Agreement.

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18.2.The Parties agree that they shall [***] work towards implementation of this Agreement and any dispute arising out of or in relation to this Agreement shall be first attempted to be resolved amicably by mutual negotiations, failing which such dispute shall be referred to arbitration to be conducted in accordance with the Rules of London Court of International Arbitration (LCIA) (“Rules”). The arbitration shall be held in London, England and shall be conducted in English by one arbitrator, appointed by both the Parties in accordance with said Rules. The decision of such arbitrator shall be written, reasoned, final, binding and conclusive on the Parties, and award thereon may be enforced in any court having jurisdiction over the Parties and the subject matter hereof. All expenses and fees of the arbitrator and expenses for hearing facilities and other expenses of the arbitration will be borne [***] unless the Parties agree otherwise or unless the arbitrator in the award assesses such expenses against one of the Parties or allocates such expenses [***]. Each of the Parties will bear its own counsel fees and the expenses of its witnesses except (i) to the extent otherwise provided in this Agreement or by Applicable Laws or (ii) to the extent the arbitrator in their discretion determines for any reason to allocate such fees and expenses among the Parties in a different manner.
19.ASSIGNMENT AND DELEGATION
19.1.Assignment. This Agreement shall not be assigned in whole or in part by either Party without the prior written consent of the other; provided, however, either Party may assign this Agreement in its entirety without the other Party’s consent, upon written notice to the other Party, as part of: (a) the sale of all or substantially all of the assets or the entire business to which this Agreement relates, or (b) a merger, consolidation, reorganisation or other combination with or into another person or entity, in each case, pursuant to which the surviving entity or assignee assumes in writing the assigning or merging Party’s obligations hereunder. Any attempt to assign, or purported assignment of, this Agreement in contravention to this Section 19.1 shall be void ab initio and of no effect. This Agreement shall be binding upon and inure to the benefit of the Parties hereto and their respective successors and permitted assigns.
19.2.Delegation. Neither Party may delegate any performance under this Agreement; however, performance of the Services hereunder may be delegated or subcontracted with the prior written consent of the other Party.
20.TERM AND TERMINATION
20.1.Term of the Agreement. The term of this Agreement shall be from the Effective Date until the fifth (5th) anniversary thereof, unless earlier terminated as provided herein or extended by mutual agreement of the Parties (the “Term”).
20.2.(a)     Termination by Client. Client may terminate this Agreement or an SOW without cause at any time upon thirty (30) days’ prior written notice to Kemwell.
(a)Termination by mutual agreement. This Agreement may be terminated at any time upon mutual written agreement of both Parties.
20.3.Termination for material breach. Agreement may be terminated by either Party upon sixty (60) days’ written notice to the other Party in the event of a material breach of this Agreement by the other Party and which material breach is not cured within such sixty (60)-day period. Notwithstanding the foregoing, in the event the other Party disputes that it is in material breach of this Agreement, subject to such sixty (60)-day period, the dispute will be referred to the attention of senior representative nominated by Kemwell on one side and the senior representative of the Client on the other side (the “Executive Officers”). The Executive Officers will meet as soon as reasonably possible thereafter and in good faith attempt to resolve such dispute and attempt to resolve the underlying breach. If the Executive Officers are unable to resolve such dispute or resolve the underlying breach within thirty (30) days after such matter is referred to them, the dispute regarding whether there has been a material breach of the Agreement will be referred for resolution by arbitration pursuant to Section 18.2. If the arbitrator determines that the Agreement has been materially breached and the breaching Party fails to cure such breach within sixty (60) days of such determination, the non-breaching Party shall thereafter be entitled to terminate this Agreement without further delay and pursue any rights and remedies available to such Party (at law or in equity). Subject to Section 20.6(c), the Parties agree that, pending determination by the arbitrator, both Parties shall cease to perform their respective obligations under this Agreement unless the arbitrator, upon specific motion of either Party, orders that in the interim period pending completion of the arbitration the Parties shall continue to perform their respective obligations

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under this Agreement. If any notice of breach is for breach of an SOW, such notice shall note the specific SOW under which such breach is claimed.
20.4.Termination for Insolvency, Bankruptcy. This Agreement may be terminated upon written notice by a Party in the event: (i) the other Party voluntarily enters into bankruptcy proceedings or any step is taken to appoint a manager, receiver, administrative receiver, administrator, trustee or other similar officer in respect of such Party or any of its assets; (ii) the other Party makes an assignment for the benefit of creditors or it convenes a meeting of its creditors or makes or proposes any arrangement or composition with its creditors; (iii) a petition is filed against the other Party under a bankruptcy law, a corporate reorganisation law, or any other law for relief of debtors or similar law analogous in purpose or effect, which petition is not stayed or dismissed within thirty (30) days of filing thereof; (iv) the other Party enters into liquidation or dissolution proceedings or a liquidator, resolution professional, administrator, trustee in bankruptcy, receiver or the like is appointed by an Authority with respect to any assets of the other Party, which appointment is not vacated within one hundred and eighty (180) days; or (v) it is unable to, or admits its inability to, pay its debts as they fall due.
20.5.Termination for Technical Difficulties or Force Majeure. This Agreement may be terminated in accordance with Section 3.3 or Section 12. Upon such termination, Kemwell will promptly stop or scale down the affected portion of the relevant SOW and cease to incur any further or additional expenses in relation to such terminated portion of the SOW.
20.6.Effects of Termination.
(a)Upon expiration or termination of this Agreement for any reason, each Party shall, as soon as practicable, but in any event within thirty (30) Business Days of the expiration or effective date of termination, as the case may be, return to the other Party or, at the discretion of the other Party, destroy, all the Confidential Information, Intellectual Property Rights, other information including artwork and material which it possesses that belongs to the other Party. In addition, Kemwell shall, as practicable, but in any event within thirty (30) Business Days (or such extended period mutually agreed to between the Parties in writing) of the expiration or effective date of termination, as the case may be, return to the Client or its nominee designated by the Client or, at the discretion of the Client, destroy, all the Client Material and Specific Assets in Kemwell’s possession. Upon termination of this Agreement and in any event no later than seven (7) Business Days from the date of expiration or effective date of termination of this Agreement, as the case may be, Kemwell will furnish to the Client a complete inventory of all work in progress, raw materials and consumables and an inventory of all Products processed pursuant to the relevant SOW and shall delivery/return the same to the Client no later than thirty (30) Business Days from the expiration or effective date of termination of this Agreement, as the case may be. Any costs incurred in the return of materials shall be borne by the Party to whom such material belongs and Kemwell should also confirm in writing that they have disclosed to the Client, the existence of any Client Inventions as of the date of the termination and shall transfer all such Client Invention to the Client no later than five (5) Business Days from the expiration or effective date of termination of this Agreement, as the case may be.
(b)Upon termination of this Agreement by any Party or by mutual consent of the Parties, the Client shall pay Kemwell a final undisputed sum (as confirmed by Kemwell in writing and agreed to by the Client) calculated by reference the Services performed in accordance with this Agreement until the date of termination of the Agreement, any raw-material purchases (purchased upon prior written consent of the Client or in accordance with the SOW) made until the termination of the Agreement and non-cancellable expenses incurred by Kemwell (provided such expenses are incurred upon prior written consent of the Client or are incurred in accordance with the SOW) until the termination of the Agreement. The aforesaid undisputed payments shall be made by the Client to Kemwell within [***] of receipt of such invoice upon termination of the Agreement provided such invoice is not disputed by the Client. If upon the effective date of termination the Client has advanced funds which are unearned by Kemwell, Kemwell shall set-off such undisputed amount against payments due to it and repay any amount remaining to the Client within [***] of the effective date of termination.
(c)Upon termination of this Agreement by the Client pursuant to Section 20.3 or Section 20.5 (except in the event of termination attributable to Force Majeure or Technical

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Difficulty not within the control of Kemwell), the Client shall have the right to either on its own or through its Affiliate appoint a third party to continue performance of the Services and Kemwell shall, [***] provide all such reasonably necessary support as may be required by the Client for the smooth transition of the Services from Kemwell to the Client or such of Client’s Affiliate or third party designated by the Client. Upon termination of this Agreement by the Client pursuant to Section 20.5 (in the event of termination attributable to Force Majeure or Technical Difficulty not within the control of Kemwell), the Client shall have the right to either on its own or through its Affiliate or appoint a third party to continue performance of the Services and Kemwell shall, [***] provide all such reasonably necessary support as may be required by the Client for the smooth transition of the Services from Kemwell to the Client or such of Client’s Affiliate or third party designated by the Client. In case of termination for any other cause, Kemwell agrees to provide transitional support on a [***] basis to the Client to enable the Client to undertake the Service delivery by itself or through a third Party [***]. In each of the aforesaid cases, Kemwell will also promptly stop or scale down the affected portion of the relevant SOW and use its [***] efforts to avoid additional expenses, unless otherwise agreed to by the Client in writing.
(d)The termination of this Agreement for any reason whatsoever or expiry of this Agreement shall not relieve either Party of its obligations to the other in respect of: (a) Confidentiality; (b) consents for advertising or publications purpose; (c) Indemnification; and (d) Intellectual Property. Further the Parties hereby agree that the terms of this Agreement which by their nature should survive termination of this Agreement, shall survive termination or expiry, as the case may be, of this Agreement and shall continue to be binding on both of the Parties.
(e)The termination or expiry, as the case may be, of this Agreement shall be without prejudice to any claim or rights of action, including but not limited to the right to seek damages, previously accrued to any Party hereto against the other Party.
(f)Except as otherwise expressly set forth herein, any termination or expiration of this Agreement shall be without prejudice to any rights which shall have accrued to the benefit of either Party and shall not relieve either Party of any obligation which has accrued prior to the effective date of such termination or expiration, which obligations shall remain in full force and effect for the period provided therein or, if no period is provided therein, then such obligations shall remain in full force and effect indefinitely.
21.ANTI-CORRUPTION LAWS
Each Party will, and will cause its subcontractors performing any Services or obligations under this Agreement, to comply with the U.S. Customs & Trade Partnership Against Terrorism (CTPAT) and with the laws and regulations relating to anti-corruption and anti-bribery, including the U.S. Foreign Corrupt Practices Act, the OECD Convention Against the Bribery of Foreign Officials in International Business Transactions and the Prevention of Corruption Act 1988 (collectively, the “Anti-Corruption Laws”). Each Party acknowledges that it is its own responsibility to be familiar with, and comply with, the provisions of the Anti-Corruption Laws. Each Party represents and warrants that neither it, nor anyone acting on its behalf, will give, offer, agree or promise to give any money or thing of value to anyone as an inducement or reward for favorable action or forbearance from action or the exercise of influence (a) to any government official or employee, (b) to any political party, official of a political party, or candidate, (c) to an intermediary of any of the forgoing, or (d) to any other person in a corrupt or improper effort to obtain or retain business or any commercial advantage, such as receiving a permit or license. Each Party understands and agrees that the other Party may immediately suspend its performance under this Agreement, in its sole discretion and without notice, if the actions or inactions of such Party is in breach of the Anti-Corruption Laws.
22.SEVERABILITY
In the event that any one or more of the provisions of this Agreement should be held for any reason by any court or Authority having final jurisdiction over this Agreement, or over any of the Parties to this Agreement, to be invalid, illegal, or unenforceable, such provision or provisions shall be reformed to approximate as nearly as possible the intent of the Parties,

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and if not reformable, shall be divisible and deleted in such jurisdictions; elsewhere, this Agreement shall not be affected.
23.AMENDMENTS, WAIVER AND REMEDIES
The delay or waiver (or single or partial exercise) by either Party hereto of any right, power, or privilege hereunder, or of any failure of the other Party to perform, or of any breach by the other Party, shall not be deemed a waiver of any other right, power, or privilege hereunder or of any other breach by or failure of such other Party, whether of a similar nature or otherwise. Any such waiver must be made in writing. Except as may otherwise be specifically set forth in this Agreement, no remedy referred to in this Agreement is intended to be exclusive, but each shall be cumulative and in addition to any other remedy referred to in this Agreement or otherwise available under law or equity. No Party shall have any right of set off with respect to amounts it has an obligation to pay hereunder. No provision of this Agreement shall in any way inure to the benefit of any third person so as to constitute to any such person a third-party beneficiary of this Agreement or otherwise give rise to any cause of action in any person not a Party hereto. No amendment to this Agreement will be effective unless it is in writing (referencing the provisions to be amended) and signed by both the Parties, and any such amendment will be binding on both the Parties.
24.COUNTERPARTS
This Agreement, any SOW, the Quality Agreement, and any other attachment may be executed in counterparts, each of which will be deemed an original but all of which together will constitute a single instrument. Delivery of a counterpart of this Agreement by way of an e-mail attachment shall be an effective mode of delivery. Signature pages of this Agreement may be executed and exchanged by email, in .pdf format, DocuSign and that any such digital/e-signature shall be given the same legal force and effect as the original handwritten signatures without affecting the validity thereof.
25.FEES AND EXPENSES
Except as otherwise expressly provided in this Agreement, each Party is responsible for and shall bear the fees, charges, costs and expenses incurred by such Party in connection with or relating to this Agreement (including the negotiation, preparation, review, entry into, delivery or performance of this Agreement). Notwithstanding the foregoing, the Parties shall jointly and in equal proportion bear costs for stamp duty payable on this Agreement.
26.SPECIFIC PERFORMANCE
Each Party may, without posting any bond or giving any other assurance or the necessity of proving the inadequacy of monetary damages (and without limiting the availability of other remedies, whether at law or in equity), sue for specific performance, obtain an injunction, or seek any other temporary, preliminary or permanent relief as a court of competent jurisdiction deems necessary or appropriate to enforce the performance of, or restrain the other Party from not complying with, the obligations under this Agreement.
[signatures on next page]

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In Witness Whereof, the Parties by their authorised representatives execute this Agreement as of the Effective Date.

KEMWELL BIOPHARMA PVT. LTD.	SHATTUCK LABS, INC.
Signature: /s/ Anurag Bagaria	Signature: /s/ Taylor Schreiber
Name: Anurag Bagaria	Name: Taylor Schreiber, M.D., Ph.D.
Title: Chairman & CEO	Title: Chief Executive Officer

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EXHIBIT I
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